CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments, as numbered below ("Registration Statements"), to the registration statements on Form N-1A, with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights appearing in the May 31, 2005 Annual Reports of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which are also incorporated by reference into the Registration Statements:


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                              Date of     Post-Effective
Fund              File #       Report       Amendment
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Massachusetts   33-05416    July 8, 2005       26
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Michigan        33-08923    July 7, 2005       26
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Minnesota       33-08916    July 7, 2005       26
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Ohio            33-08924    July 8, 2005       26
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New Jersey      33-32550   July 11, 2005       17
----------------------------------------------------------------------
Pennsylvania    33-28321   July 12, 2005       19
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We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 22, 2005